Exhibit 25.1

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM T-1

STATEMENT OF ELIGIBILITY

UNDER THE TRUST INDENTURE ACT OF 1939 OF A

CORPORATION DESIGNATED TO ACT AS TRUSTEE

     CHECK IF AN APPLICATION TO DETERMINE ELIGIBILITY OF A TRUSTEE

PURSUANT TO SECTION 305(b) (2)

THE BANK OF NOVA SCOTIA TRUST COMPANY OF NEW YORK

(Exact name of trustee as specified in its charter)

New York	13-5691211
(Jurisdiction of incorporation or organization if not a U.S. national bank)	(I.R.S. Employer Identification No.)

One Liberty Plaza New York, NY	10006
(Address of principal executive offices)	(Zip code)

N/A

(Name, address and telephone number of agent for service)

HealthSouth Corporation1

(Exact name of obligor as specified in its charter)

Delaware	63-0860407
(State or other jurisdiction of incorporation or organization)	(I.R.S. Employer Identification No.)

One HealthSouth Parkway

Birmingham, Alabama 35243

(Address of principal executive offices)

10.75% Fixed Rate Senior Notes

Floating Rate Senior Notes

(Title of the indenture securities)

[1]	See Table 1 – List of additional obligors

Table 1

LIST OF ADDITIONAL OBLIGORS

Exact Name of Registrant as Specified in its Charter and Address, Including Zip Code, and Telephone Number, Including Area Code, of Registrant’s Principal Executive Offices*	State or other Jurisdiction of Incorporation or Organization	Primary Standard Industrial Classification Code Number	I.R.S. Employer Identification Number
Advantage Health Corporation	Delaware	8069	04-2772046
Advantage Health Development Corp.	Massachusetts	8069	63-1105930
Advantage Health Harmarville Rehabilitation Corporation	Pennsylvania	8069	52-1960506
Advantage Rehabilitation Clinics, Inc.	Massachusetts	8049	04-3177879
ASC Network Corporation	Delaware	8011	95-438431
Baton Rouge Rehab, Inc.	Delaware	8069	74-2478651
Beaumont Rehab Associates Limited Partnership	Delaware	8069	25-1656648
Chiron, Inc.	Nevada	8011	88-0122716
CMS Development and Management Company, Inc.	Delaware	8069	25-1570583
CMS Jonesboro Rehabilitation, Inc.	Delaware	8069	62-1347455
CMS Topeka Rehabilitation, Inc.	Delaware	8069	74-2498820
Collin County Rehab Associates Limited Partnership	Delaware	8069	25-1661222
Continental Medical of Arizona, Inc.	Delaware	8069	25-1622263
Continental Medical Systems, Inc.	Delaware	8069	72-1051812
Continental Rehabilitation Hospital of Arizona, Inc.	Delaware	8069	25-1622264
Diagnostic Health Corporation	Delaware	8071	63-1059483
HEALTHSOUTH Bakersfield Rehabilitation Hospital Limited Partnership	Alabama	8069	63-1184845
HEALTHSOUTH Diagnostic Center of Colorado Springs Limited Partnership	Alabama	8071	72-1383580
HEALTHSOUTH Diagnostic Centers of Tennessee Limited Partnership	Alabama	8071	63-1184829
HEALTHSOUTH Diagnostic Centers of Texas Limited Partnership	Alabama	8071	63-1184833
HEALTHSOUTH Diagnostic Centers, Inc.	Alaska	8071	63-1184671
HEALTHSOUTH Holdings, Inc.	Delaware	8049	63-1133454
HEALTHSOUTH LTAC of Sarasota, Inc.	Delaware	8069	63-1283287
HEALTHSOUTH Medical Center, Inc.	Alabama	8062	63-0872396
HEALTHSOUTH Meridian Point Rehabilitation Hospital Limited Partnership	Alabama	8049	63-1184846
HEALTHSOUTH Northern Kentucky Rehabilitation Hospital Limited Partnership	Alabama	8069	63-1184835
HEALTHSOUTH of Alexandria, Inc.	Delaware	8069	48-1266084
HEALTHSOUTH of Altoona, Inc.	Delaware	8069	63-1105927
HEALTHSOUTH of Austin, Inc.	Delaware	8069	63-1105908
HEALTHSOUTH of Charleston, Inc.	Delaware	8069	63-1106610
HEALTHSOUTH of Dothan, Inc.	Alabama	8069	63-1097851
HEALTHSOUTH of East Tennessee, Inc.	Delaware	8069	63-1028003
HEALTHSOUTH of Erie, Inc.	Delaware	8069	63-1105904
HEALTHSOUTH of Fort Smith, Inc.	Delaware	8069	63-1105919
HEALTHSOUTH of Ft. Lauderdale Limited Partnership	Alabama	8069	63-1134714
HEALTHSOUTH of Henderson, Inc.	Delaware	8069	63-1262946
HEALTHSOUTH of Houston, Inc.	Delaware	8069	63-1105909
HEALTHSOUTH of Largo Limited Partnership	Alabama	8069	63-1134645
HEALTHSOUTH of Mechanicsburg, Inc.	Delaware	8069	63-1105923
HEALTHSOUTH of Midland, Inc.	Delaware	8069	63-1105911
HEALTHSOUTH of Montgomery, Inc.	Alabama	8069	63-1106107
HEALTHSOUTH of New Mexico, Inc.	New Mexico	8069	63-0923407
HEALTHSOUTH of Nittany Valley, Inc.	Delaware	8069	63-1105924
HEALTHSOUTH of Ohio Limited Partnership	Alabama	8069	63-1184830

HEALTHSOUTH of Pittsburgh, Inc.	Delaware	8069	63-1105926
HEALTHSOUTH of Reading, Inc.	Delaware	8069	72-1397929
HEALTHSOUTH of San Antonio, Inc.	Delaware	8069	63-1105930
HEALTHSOUTH of Sarasota Limited Partnership	Alabama	8069	63-1134650
HEALTHSOUTH of Sewickley, Inc.	Delaware	8069	63-1227357
HEALTHSOUTH of South Carolina, Inc.	Delaware	8069	63-0974715
HEALTHSOUTH of Spring Hill, Inc.	Delaware	8069	63-1244181
HEALTHSOUTH of Tallahassee Limited Partnership	Alabama	8069	63-1134713
HEALTHSOUTH of Texarkana, Inc.	Delaware	8069	63-1105916
HEALTHSOUTH of Texas, Inc.	Texas	8069	63-0923506
HEALTHSOUTH of Toms River, Inc.	Delaware	8069	63-1105897
HEALTHSOUTH of Treasure Coast, Inc.	Delaware	8069	63-1105921
HEALTHSOUTH of Utah, Inc.	Delaware	8069	63-1105917
HEALTHSOUTH of York, Inc.	Delaware	8069	63-1105925
HEALTHSOUTH of Yuma, Inc.	Delaware	8069	95-4895912
HEALTHSOUTH Properties Corporation	Delaware	8011	63-1133453
HEALTHSOUTH Real Property Holding Corporation	Delaware	8011	63-1044004
HEALTHSOUTH Rehabilitation Center of New Hampshire, Ltd.	Alabama	8069	63-1102594
HEALTHSOUTH Rehabilitation Center, Inc.	South Carolina	8069	57-0775688
HEALTHSOUTH Rehabilitation Hospital of Arlington Limited Partnership	Alabama	8069	63-1184844
HEALTHSOUTH Rehabilitation Hospital of Odessa, Inc.	Delaware	8069	33-1039783
HEALTHSOUTH Rehabilitation Institute of Tucson, LLC	Alabama	8069	63-1184847
HEALTHSOUTH S.C. of Portland, Inc.	Delaware	8011	94-3418398
HEALTHSOUTH S.C. of Scottsdale-Bell Road, Inc.	Delaware	8011	63-1190153
HEALTHSOUTH Specialty Hospital, Inc.	Texas	8082	63-1114772
HEALTHSOUTH Sub-Acute Center of Mechanicsburg, Inc.	Delaware	8069	63-1105903
HEALTHSOUTH Surgery Center of Fairfield, Inc.	Delaware	8011	63-1176243
HEALTHSOUTH Surgery Centers-West, Inc.	Delaware	8011	68-0282268
HEALTHSOUTH Surgical Center of Tuscaloosa, Inc.	Alabama	8011	63-1138507
HEALTHSOUTH Valley of the Sun Rehabilitation Hospital Limited Partnership	Alabama	8069	63-1184848
HSC of Beaumont, Inc.	Tennessee	8011	62-150273
HVPG of California, Inc.	California	8011	33-0044383
Lakeland Physicians Medical Building, Inc.	Mississippi	8011	75-2261520
Lakeshore System Services of Florida, Inc.	Florida	8069	63-1119356
Lakeview Rehabilitation Group Partners	Kentucky	8069	25-1573943
Little Rock-SC, Inc.	Arkansas	8011	74-2397267
National Imaging Affiliates, Inc.	Delaware	8071	74-2627497
National Surgery Centers, Inc.	Delaware	8011	36-3549627
Neuro Imaging Institute, Inc.	Florida	8071	59-3387335
New England Rehabilitation Hospital, Inc.	Massachusetts	8069	04-2443258
New England Rehabilitation Management Co., Inc.	New Hampshire	8069	02-0393832
North Louisiana Rehabilitation Center, Inc.	Louisiana	8069	72-1091113
Northeast Surgery Center, L.P.	Texas	8011	76-0428226
NSC Connecticut, Inc.	Connecticut	8011	06-1492451
NSC Houston, Inc.	Texas	8011	76-0509159
NSC Seattle, Inc.	Washington	8011	91-1553479
Pacific Rehabilitation & Sports Medicine, Inc.	Delaware	8049	93-1072052
Rebound, Inc.	Delaware	8069	62-1178229
Rehab Concepts Corp.	Delaware	8049	25-1650793
Rehabilitation Hospital Corporation of America, Inc.	Delaware	8069	23-2655290
Rehabilitation Hospital of Colorado Springs, Inc.	Delaware	8069	25-1612420
Rehabilitation Hospital of Nevada—Las Vegas, Inc.	Delaware	8069	25-1694347
Rehabilitation Hospital of Nevada—Las Vegas, L.P.	Delaware	8069	25-1693810
Rehabilitation Hospital of Plano, Inc.	Texas	8069	25-1612423
Rehabilitation Institute Of Western Massachusetts, Inc.	Massachusetts	8069	04-2987822
Sarasota LTAC Properties, LLC	Florida	8069	20-0978999

SCA - Roseland, Inc.	New Jersey	8011	62-1510206
SCA-Dalton, Inc.	Tennessee	8011	71-0923702
SCA-Shelby Development Corp.	Tennessee	8011	62-1179532
SelectRehab, Inc.	Delaware	8069	25-1649024
Sherwood Rehabilitation Hospital, Inc.	Delaware	8069	25-1604215
Southeast Texas Rehabilitation Hospital, Inc.	Texas	8069	25-1595744
Southern Arizona Regional Rehabilitation Hospital, L.P.	Delaware	8069	25-1654947
Surgery Center Holding Corporation	Delaware	8011	62-1739361
Surgical Care Affiliates, Inc.	Delaware	8011	62-1149229
Surgical Health Corporation	Delaware	8011	58-1941168
Surgicare of Huntsville, Inc.	Alabama	8011	75-2305255
Surgicare of Laguna Hills, Inc.	California	8011	75-2501088
Tarrant County Rehabilitation Hospital, Inc.	Texas	8069	25-1587575
Terre Haute Regional Rehabilitation Hospital, L.P.	Delaware	8069	25-1675783
Terre Haute Rehabilitation Hospital, Inc.	Delaware	8069	25-1672916
Tyler Rehabilitation Hospital, Inc.	Texas	8069	25-1667731
Western Medical Rehab Associates, L.P.	Delaware	8069	33-0695017
Western Neuro Care, Inc.	Delaware	8069	25-1572589

*	All Registrants have the following principal executive offices:

c/o HealthSouth Corporation

One HealthSouth Parkway

Birmingham, Alabama 35243

(205) 967-7116

Item 1. General Information. Furnish the following information as to the trustee:

(a)	Name and address of each examining or supervising authority to which it is subject.

Board of Governors of the Federal Reserve System

Washington, D.C.

State of New York Banking Department

State House, Albany, N.Y.

(b)	Whether it is authorized to exercise corporate trust powers.

The trustee is authorized to exercise corporate trust powers.

Item 2. Affiliations with Obligor.

If the obligor is an affiliate of the trustee, describe each such affiliation.

None with respect to the trustee.

Item 3 through Item 15. Not applicable.

Item 16. List of Exhibits. List below all exhibits filed as a part of this Statement of Eligibility.

Exhibit 1.	Copy of the Organization Certificate of the Trustee now in effect. (Exhibit 1 to T-1 Registration Statement No. 333-6688)

Exhibit 2.	Copy of the Certificate of Authority if the Trustee to commerce business. (Exhibit 2 to T-1 Registration Statement No. 333-6688)

Exhibit 3.	None; authorization to exercise corporate trust powers is contained in the documents identified above as Exhibit 1 and 2.

Exhibit 4.	Copy of By-laws of the trustee as now in effect. (Exhibit 4 to T-1 Registration Statement No. 333-6688)

Exhibit 5.	Not applicable.

Exhibit 6.	The consent of the Trustee required by Section 321(b) of the Act. (Exhibit 6 to T-1 Registration Statement No. 333-6688)

Exhibit 7.	Copy of the latest Report of Condition of the Trustee as of December 31, 2006

Exhibit 8.	Not applicable.

Exhibit 9.	Not applicable.

SIGNATURE

Pursuant to the requirements of the Trust Indenture Act of 1939, the Trustee, The Bank of Nova Scotia Trust Company of New York, a corporation organized and existing under the laws of the State of New York, has duly caused this statement of eligibility to be signed on its behalf by the undersigned, thereunto duly authorized, all in the City of New York, and State of New York, on the 26th day of March, 2007.

THE BANK OF NOVA SCOTIA
TRUST COMPANY OF NEW YORK

By:	/s/ John F. Neylan
John F. Neylan
Trust Officer

The Bank of Nova Scotia Trust Company of New York
Legal Title of Bank

New York
City

New York	10006
State	Zip Code

FDIC Certificate Number /_/_/_/_/_/

Consolidated Report of Condition for Insured Commercial

and State-Chartered Savings Banks for December 31, 2006

All schedules are to be reported in thousands of dollars. Unless otherwise indicated, report the amount outstanding as of the last business day of the quarter.

SCHEDULE RC-BALANCE SHEET

Dollar Amounts in Thousands			RCON	Bil	Mil	Thou
ASSETS
1.	Cash and balances due from depository institutions (from Schedule RC-A):
	a.	Noninterest-bearing balances and currency and coin (1)	0081			479	1.a.
	b.	Interest-bearing balances (2)	0071		6	000	1.b.
2.	Securities:
	a.	Held-to-maturity securities (from Schedule RC-B, column A)	1754		6	741	2.a.
	b.	Available-for-sale securities (from Schedule RC-B, column D)	1773			0	2.b.
3.	Federal funds sold and securities purchased under agreement to resell
	a.	Federal Funds sold	B987			0	3.a.
	b.	Securities purchased under agreements to resell (3)	B989		1	000	3.b.
4.	Loans and lease financing receivable (from Schedule RC-C):
	a.	Loans and leases held for sale	5369			0	4.a.
	b.	Loans and leases, net of unearned income	B528				4.b.
	c.	LESS: Allowance for loan and lease losses	3123				4.c.
	d.	Loans and leases, net of unearned income and allowance (item 4.b minus 4.c)	B529			0	4.d.
5.	Trading assets (from Schedule RC-D)		3545			0	5.
6.	Premises and fixed assets (including capitalized leases)		2145			0	6.
7.	Other real estate owned (from Schedule RC-M)		2150			0	7.
8.	Investments in unconsolidated subsidiaries and associated companies (from Schedule RC-M)		2130			0	8.
9.	Not applicable
10.	Intangible assets:
	a.	Goodwill	3163			0	10.a.
	b.	Other intangible assets (from Schedule RC-M)	0426			0	10.b.
11.	Other assets (from Schedule RC-F)		2160			350	11.
12.	Total assets (sum of items 1 through 11)		2170		14	570	12.

(1)	Includes cash items in process of collection and unposted debits.
(2)	Includes time certificates of deposit not held for trading.
(3)	Includes all securities resale agreements, regardless of maturity.

SCHEDULE RC-CONTINUED

Dollar Amounts in Thousands			RCON	Bil	Mil	Thou
LIABILITIES
13.	Deposits:
	a.	In domestic offices (sum of totals of columns A and C from Schedule RC-E)	2200			0	13.a.
		(1) Noninterest-bearing (l)	6631				13.a.	(1)
		(2) Interest-bearing	6636				13.a.	(2)
	b.	Not applicable
14.	Federal funds purchased and securities sold under agreements to repurchase
	a.	Federal Funds purchased (2)	B993			0	14.a.
	b.	Securities sold under agreements to purchase (3)	B995			0	14.b.
15.	Trading liabilities (from Schedule RC-D)		3548			0	15.
16.	Other borrowed money (includes mortgage indebtedness and obligations under capitalized leases)(from Schedule RC-M)		3190			0	16.
17.	and 18. Not applicable
19.	Subordinated notes and debentures (4)		3200			0	19.
20.	Other liabilities (from Schedule RC-G)		2930			449	20.
21.	Total liabilities (sum of items 13 through 20)		2948			449	21.
22.	Minority interest in consolidated subsidiaries		3000			0	22.
EQUITY CAPITAL
23.	Perpetual preferred stock and related surplus		3838			0	23.
24.	Common stock		3230		1	000	24.
25.	Surplus (exclude all surplus related to preferred stock)		3839		10	030	25.
26.	a.	Retained earnings	3632		3	091	26.a.
	b.	Accumulated other comprehensive incomes (3)	B530			0	26.b.
27.	Other equity capital components (4)		A130			0	27.
28.	Total equity capital (sum of items 23 through 27)		3210		14	121	28.
29.	Total liabilities, minority interest, and equity capital (sum of items 21, 22, and 28)		3300		14	570	29.

Memorandum

To be reported with the March Report of Condition.

		RCON	Number
1.	Indicate in the box at the right the number of the statement below that best describes the most comprehensive level of auditing work performed for the bank by independent external auditors as of any date during 2006	6724	M.1.

1 =	Independent audit of the bank conducted in accordance with generally accepted auditing standards by a certified public accounting firm which submits a report on the bank

2 =	Independent audit of the bank’s parent holding company conducted in accordance with generally accepted auditing standards by a certified public accounting firm which submits a report on the consolidated holding company (but not on the bank separately)

3 =	Attestation on bank management’s assertion on the effectiveness of the bank’s internal control over financial reporting by a certified public accounting firm

4 =	Directors’ examination of the bank conducted in accordance with generally accepted auditing standards by a certified public accounting firm (may be required by state chartering authority)

5 =	Directors’ examination of the bank performed by other external auditors (may be required by state chartering authority)

6 =	Review of the bank’s financial statements by external auditors

7 =	Compilation of the bank’s financial statements by external auditors

8 =	Other audit procedures (excluding tax preparation work)

9 =	No external audit work

(1)	Includes total demand deposits and noninterest-bearing time and savings deposits.
(2)	Report overnight Federal Home Loan Bank advances in Schedule RC, item 16, “Other borrowed money”.
(3)	Includes all securities repurchase agreements, regardless of maturity.
(4)	Includes limited-life preferred stock and related surplus.
(5)	Includes net unrealized holding gains (losses) on available-for-sale securities, accumulated net gains (losses) on cash flow hedges, and minimum pension liability adjustments.
(6)	Includes treasury stock and unearned Employee Stock Ownership Plans.